                                                                  Exhibit (p)(7)


                                     Form of
                               FORWARD FUNDS, INC.
                                 (the "Company")

                      GARZARELLI INVESTMENT MANAGEMENT, LLC
                               (the "Sub-Adviser")

                                 CODE OF ETHICS
                               (Rule 17j-1 Policy)
                           Adopted as of June 9, 2000
                         (as amended September 7, 2001)

A.       Legal Requirement
         Rule 17j-l under the Investment Company Act of 1940 (the "Act") makes it unlawful for an investment adviser, principal underwriter, any officer, director, or employee or other affiliated person of the Company or of an investment adviser or the principal underwirter, in connection with the purchase or sale by such person of a security "held or to be acquired" by the Company:

         (1)   To employ any device, scheme or artifice to defraud the Company;

         (2) To make to the Company any untrue statement of a material fact or omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Company; or

         (4) To engage in any manipulative practice with respect to the Company.

         To assure compliance with these restrictions, the Company and the Sub-Adviser agree to be governed by the provisions contained in this Code; however, Access Persons who are affiliated persons of the Company's investment adviser(s), other than the Sub-Adviser, administrator, transfer agent or the Company's principal underwriter (if any) shall not be subject to this Code of Ethics if such persons are subject to another organization's code of ethics which complies with Rule 17j-1 and has been approved by the Board of Directors of the Company if required by Rule 17j-1(c).

B.       Definitions
         (1)      Access Persons -
                  --------------

                               (i) any director, officer, general partner or Advisory Person of the Company or an investment adviser to the Company; and
                               (ii) any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by the Company, or

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         whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Company regarding the purchase or sale of Covered Securities.
         (2)      Adviser - an entity listed in the Company's current prospectus
                  -------
                  as an investment adviser or subadviser.

         (3)      Advisory Person - includes (a) any natural person in a control
                  ---------------
                  relationship (25% ownership) to the Company or an Adviser who obtains information concerning recommendations made to the Company with regard to the purchase or sale of Covered Securities by the Company, and (b) each employee of the Company or an Adviser (or of any company in a control relationship to the Company or Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Company or whose functions relate to the making of any recommendations with respect to the purchases or sales.

         (4)      Beneficial Ownership - generally means having a direct or
                  --------------------
                  indirect pecuniary interest in a security and is legally defined to be beneficial ownership as used in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934. Among other things, beneficial ownership is presumed regarding securities and accounts held in the name of a spouse or any other family member living in the same household. Beneficial ownership also extends to transactions by entities over which a person has ownership, voting or investment control, including corporations (and similar entities), trusts and foundations.

         (5)      Code - this Code of Ethics.
                  ----

         (6)      Covered Security - any security as defined in Section 2(a)(36)
                  ----------------
                  of the Act (a broad definition that includes any interest or instrument commonly known as a security), but excluding (a) direct obligations of the U.S. Government, (b) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and (c) shares of open-end investment companies.

         (7)      Designated Supervisory Person - a person designated by the
                  -----------------------------
                  Company's Board of Directors to fulfill the responsibilities assigned to the Designated Supervisory Person hereunder.

         (8)      Fund - a separate portfolio of assets of the Company.
                  ----

         (9)      Initial Public Offering - an offering of securities registered
                  -----------------------
                  under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

         (10)     Investment Personnel - (a) any employee of the Company or an
                  --------------------
                  Adviser (or of any company in a control relationship to the Company or Adviser) who, in connection


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              with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Company or (b) any natural person who controls the Company or Adviser and who obtains information concerning recommendations made to the Company regarding the purchase or sale of securities by the Company. Investment Personnel are Advisory Persons.

       (11)   Limited Offering - an offering that is exempt from registration
              ----------------
              under the Securities Act of 1933 pursuant to Section 4(2) or
              Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under that Act.

       (12)   Portfolio Manager - those employees of the Company or an Adviser
              -----------------
              authorized to make investment decisions on behalf of the Company.

       (13)   Security held or to be acquired - any Covered Security that,
              -------------------------------
              within the most recent 15 days (i) is or has been held by the Company, (ii) is being considered by the Company or by an Adviser for purchase by the Company, or (iii) any option to purchase or sell, and any security convertible into or exchangeable for, one of the foregoing.

C.     Policy of the Company and the Sub-Adviser

       (1) No Access Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1 set forth above.

       (2) The interests of the Company and its shareholders are paramount and come before the interests of any Access Person or employee.

       (3) Personal investing activities of all Access Persons and employees shall be conducted in a manner that shall avoid actual or potential conflicts of interest with the Company and its shareholders and, with regard to the Sub-Adviser, other advisory clients.

       (4) Access Persons shall not use such positions, or any investment opportunities presented by virtue of such positions, to the detriment of the Company and its shareholders and, with regard to the Sub-Adviser, other advisory clients.

D.     Restrictions on Activities
       (1) In order to provide the Company with information to enable it to determine with reasonable assurance whether the provisions of Rule 17j-l and this Code are being observed by its Access Persons:

                            (a) No Access Person shall enter an order for the purchase or sale of a Covered Security which the Company is, or is considering, purchasing or selling until the day after the Company's transactions in that security have been completed provided that the provisions of this paragraph
                               -------------
                     D.1 shall not apply to: (i) any director of the Company who is not an "interested person" of the Company (as defined in

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              section 2(a)(19) of the Act) except with respect to securities transactions where such director knew or, in the ordinary course of fulfilling his or her official duties as a director of the Company, should have known that such security was being purchased or sold by the Company or that a purchase or sale of such security was being considered by or with respect to the Company; or (ii) any officer of the Company who is an Access Person solely by reason of his or her employment by the administrator of the company except with respect to securities transactions where such officer knew or, in the ordinary course of fulfilling his or her official duties as a officer of the Company, should have known that such security was being purchased or sold by the Company or that a purchase or sale of such security was being considered by or with respect to the Company.
                     (b) a Portfolio Manager may not buy or sell a Covered
              Security within seven (7) days before or after the Company trades in the security.
       (c) the foregoing restrictions shall not apply to the following transactions unless the Designated Supervisory Person determines that such transactions violate the general principles of this
              Code:

                            (i)   reinvestments of dividends pursuant to a plan;
                            (ii) transactions in which direct or indirect beneficial ownership is not acquired or disposed of;
                            (iii) transactions in accounts over which an Access
                     Person has no investment control;
                            (iv) transactions in accounts of an Access Person for which investment discretion is not retained by the Access Person but is granted to any of the following persons who is not affiliated with the Adviser or the Company's distributor: a registered broker-dealer, registered investment adviser or other investment manager acting in a similar fiduciary capacity, provided the
                                                             --------
                     following conditions are satisfied:

..      the terms of the account agreement must be in writing and filed with the
       Designated Supervisory Person prior to any transactions;

..      any amendment to the account agreement must be filed with the Designated
       Supervisory Person prior to its effective date; and

..      the account agreement must require the account manager to comply with the reporting provisions of this Code.

                            (v) transactions in securities in connection with an employer sponsored or other tax qualified plan, such as a 401(k) plan, an IRA, or an ESOP, in an amount not exceeding $1,000 in any calendar month;
              (vii) transactions effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such

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                            rights were acquired from the issuer, and sales of
                            such rights so acquired.

         (2) Investment Personnel may not directly or indirectly acquire beneficial ownership of any securities (not just Covered
                                      ---
              Securities) issued as part of an Initial Public Offering or a Limited Offering without first obtaining approval from the Designated Supervisory Person. Any such approval shall take into account, among other factors, whether the investment opportunity should be reserved for the Company and whether the opportunity is being offered to such Investment Personnel due to his or her position with the Company. Any Investment Personnel who has been authorized to acquire securities in a Limited Offering must disclose his or her interest if he or she is involved in the Company's consideration of an investment in such issuer. Any decision to acquire such issuer's securities on behalf of the Company shall be subject to review by Investment Personnel with no interest on the issuer.

       (3) An Access Person may, directly or indirectly, acquire or dispose of beneficial ownership of a Covered Security, without pre-clearance approval (as described below) if such security transaction amount is less than $10,000.

       (4) With respect to security transactions of $10,000 or greater, an Access Person may, directly or indirectly, acquire or dispose of beneficial ownership of a Covered Security, other than shares of the Company, only if (a) such purchase or sale has been approved in advance by the Designated Supervisory Person, (b) the approved transaction is completed on the same day approval is received, and
              (c) the Designated Supervisory Person has not rescinded such approval prior to execution of the transaction.

       (5) A written authorization for a security transaction will be prepared and retained by the Designated Supervisory Person to memorialize the oral authorization granted.

       (6) Pre-clearance approval under paragraph (4) above will expire at the close of business on the trading day after the date on which oral authorization is received, and the Access Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

              Pre-clearance approval under paragraph (4) does not apply to: (a) directors who are not "interested persons" of the Company (as defined in section 2(a)(19) the Act); or (b) any officer of the Company who is an Access Person solely by reason of his or her employment by the administrator of the Company.

       (7) Investment Personnel may not accept gifts, other than de minimis gifts (gifts valued under $100), from persons doing business with or on behalf of the Company.

       (8) Investment Personnel shall not serve on the board of directors of publicly traded companies, or in a similar capacity, without the prior approval of the Designated

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              Supervisory Person. If such a request is approved, procedures shall be developed to avoid potential conflicts of interest.

       (9) Any profits derived from securities transactions that violate paragraphs 1, 2, 4 or 7 of this Section D, shall be forfeited and paid to the Company or the appropriate series of the Company. Gifts accepted in violation of paragraph 7 of this Section D shall be forfeited, if practicable, and/or dealt with in an appropriate manner and in the best interests of the Company.

E.     Reporting Requirements of Access Persons
       The Designated Supervisory Person shall notify each Access Person of the Company who may be required to make reports pursuant to this Code that such person is subject to this reporting requirement and shall deliver a copy of this Code to each such person. The Designated Supervisory Person shall annually obtain written assurances (similar to the Certification shown in Exhibit D) from each Access Person of the Company that he or she is aware of his or her obligations under this Code and has complied with its reporting requirements.

       (1)    Initial Holdings Report.
              Within 10 days after a person becomes an Access Person and annually thereafter such person shall disclose the information set forth in the report attached as Exhibit A.

       (2)    Quarterly Transaction Report.
              Within 10 days after the end of a calendar quarter, each Access Person shall report to the Designated Supervisory Person the information required by the report attached as Exhibit B.

       (3)    Annual Holdings Report.
              Within 10 days of the close of each calendar year, each Access Person shall report the information required by the report attached as Exhibit C. Such information must be current as of a date no more than 30 days before the report is submitted.

       (4) Each Access Person must direct his or her broker to provide to the Designated Supervisory Person copies of confirmations of all personal securities transactions (including transactions in accounts in which the Access Person has beneficial ownership) on a timely basis and to provide copies of all periodic statements with respect to such account.

       (5)    Exceptions From Reporting Requirements.

                            (a) A person need not submit reports pursuant to
                     this Section E with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control;
                            (b) A director of the Company who is not an
                     "interested person" (as defined in Section 2(a)(19) of the Act), and who would be required to make a report solely by reason of being a director, need not make:

                                   (i)  an Initial Holdings Report or Annual
                            Holdings Report;

                                   (ii) a Quarterly Transactions Report unless
                            the director knew or, in the ordinary course of fulfilling his official duties as a director, should have known that, during the 15-day period immediately preceding or after the director's transaction in a Covered Security, the Company purchased or sold such Covered Security or the Company or an Adviser considered purchasing or selling the Covered Security.

F.     Reports to the Board
       1. The Designated Supervisory Person of the Company, the Advisers and the distributor shall each report in writing to the Board of Directors at least annually regarding the following matters not previously reported:

                            (a) Significant issues arising under their
                     respective codes of ethics, including material violations of the Code, violations that in the aggregate, are material, and any sanctions imposed;

                            (b) Significant conflicts of interest involving the
                     personal investment policies of the Company, Adviser or distributor, as applicable, even if they do not involve a violation of the code;

       Each such report shall certify that the Company, Advisers or distributor, as applicable, have adopted procedures reasonably necessary to prevent Access Persons from violating the relevant code of ethics.

       2. The Designated Supervisory Person shall have discretion to determine that a violation is not material and need not be included in a report to the Board under this Section F if he or she finds that by reason of the size of the transaction, the circumstances or otherwise, no fraud or deceit or manipulative practice could reasonably be found to have been practiced on the Company in connection with its holding or acquisition of the security or that no other material violation of the Code has occurred. A written memorandum of any such finding shall be filed with reports made pursuant to this Code.

       3. The Board shall consider reports made to it hereunder and shall determine whether the policies established in paragraph D have been violated, and what sanctions, if any, should be imposed. The Board shall review the operation of this policy at least once a year.

       4. The Company shall, as required by Rule 17j-1, maintain the following records at its principal office:

                     (i) the Code and any related procedures, and any Code that has been in effect during the past five years shall be maintained in an easily accessible place;

              (ii) a record of any violation of the Code and of any action as a result of the violation, to be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

              (iii) a copy of each report under the Code by (or duplicate brokers' advice for the account of) an Access Person, to be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place;

              (iv) a record of all persons, currently or within the past five years, who are or were required to make or to review reports to be maintained in an easily accessible place;

              (v) a copy of each report under Section F by the Designated Supervisory Person to the Board, to be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

              (vi) a record of any decision, and the reasons supporting the decision, to approve an acquisition by Investment Personnel of securities offered in an Initial Public Offering or in a Limited Offering, to be maintained for at least five years after the end of the fiscal year in which the approval is granted.

G.     Approval Requirements
       The Code of Ethics of the Company, each Adviser and the distributor, and any material changes thereto, must be approved by the Board, provided however, that the code of ethics of the distributor need not be approved unless: (1) the distributor is an affiliated person of the Company or an Adviser; or (2) an officer, director or general partner of the distributor serves as an officer, director or general partner of the Company or an Adviser. Each such approval must be based on a determination that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Rule 17j-1. Before approving a Code of Ethics of the Company, an Adviser or the distributor, or any amendment thereto, the Board must receive a certification from the relevant entity that it has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code Ethics. Before initially retaining any investment adviser, sub-adviser or principal underwriter, the Company's Board must approve the Code of Ethics of the relevant entity, and must approve any material change to that Code of Ethics within six (6) months after the adoption of the change.

                                    EXHIBIT A
                                    ---------

                               Forward Funds, Inc.
                                 (the "Company')

                      Garzarelli Investment Management, LLC
                               (the "Sub-Adviser")

                        Initial Securities Holding Report
                        as of _____________, _______

         This report is submitted by ________________________ (print name and position).*

         I certify that the securities listed below are the only securities of which I have direct or indirect beneficial ownership as of ___________, including those held in an account with any broker, dealer or bank for my direct or indirect benefit.

                                                               Broker-Dealer or
                                                                 Bank Through
                                                Principal            Whom
                                                ---------
   Title/Type of Security     No. of Shares      Amount            Effected
   ----------------------     -------------      ------            --------

Date: __________________________          Signature:_________________


Received by: ____________________
             Title:
             Date:

Reviewed by: ____________________
             Title:
             Date:

Comments: ___________________________________________________________________

_____________________________________________________________________________

* This report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in any security to which the report relates.

                                    EXHIBIT B
                                    ---------

                               Forward Funds, Inc.
                                 (the "Company')

                      Garzarelli Investment Management, LLC
                               (the "Sub-Adviser")

                     Quarterly Securities Transaction Report
                For the Calendar Quarter Ended___________________

         During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Company's and Sub-Adviser's Code of Ethics:

                                                                                                  Broker- Dealer
                                                            Interest Rate    Nature of                 or
                            No. of Shares                   and Maturity   Transaction            Bank Through
               Date of      or Principal    Dollar Amount      Date (if      (Purchase,               Whom
 Security    Transaction       Amount       of Transaction   applicable)    Sale, Other)   Price    Effected
 --------    -----------       ------       --------------   ----------     -----------    -----    --------

         This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

         During the quarter referred to above, the following brokerage accounts were established under which I had direct or indirect beneficial ownership:

                     Broker-Dealer or
                     Bank Through whom       Date Account
                    Account Established      Established
                    -------------------      -----------


Date: __________________________            Signature:__________________________

Received by: ____________________
             Title:
             Date:

Reviewed by: ____________________

          Title:
          Date:

Comments: ___________________________________________________________________

_____________________________________________________________________________

                                    EXHIBIT C
                                    ---------

                               Forward Funds, Inc.
                                 (the "Company')

                      Garzarelli Investment Management, LLC
                               (the "Sub-Adviser")

                        Annual Securities Holding Report
                     for the year ended December 31, _______

         This report is submitted by ________________ (print name).*

         I certify that the Securities listed below are the only securities of which I had beneficial ownership as of the year ended December 31, ___ including any securities held in an account with a broker-dealer or bank for my direct or indirect benefit.

                                                              Broker-Dealer or
                                                                 Bank with
  Title/Type of                                                     Whom
  -------------
     Security         No. of Shares    Principal Amount      Account Maintained
     --------         -------------    ----------------      ------------------

Date: __________________________               Signature:_______________________

Received by: ___________________

Reviewed by: ___________________
            Title:
            Date:


Comments: ___________________________________________________________________

_____________________________________________________________________________


* This report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in any security to which the report relates.